                                                                      EXHIBIT 21


                        T/SF COMMUNICATIONS CORPORATION
                        -------------------------------

                                 SUBSIDIARIES

     ENTITY                                PERCENT OWNED                JURISDICTION OF ORGANIZATION
     ------                                -------------                ----------------------------
Atwood Convention                               100%  /2/               Missouri - convention publications
  Publishing, Inc.
Atwood Publishing, LLC                           99%  /10/              Delaware
Casino Publishing Co.                           100%  /3/               Minnesota - trade publications
Casino Executive, LLC                            99%  /10/              Nevada
Convention News Source,                         100%  /4/               Missouri - inactive
  Inc.
CORSEARCH, Inc.                                 100%  /1/               Delaware - trademark/tradename
                                                                        research
Crimesearch, Inc.                               100%  /5/               Oklahoma - criminal record reports
  (formerly DecNet, Inc.)
EXPO Magazine, Inc.                             100%  /2/               Kansas - trade publications
EXPO Magazine, LLC                              100%  /12/              Delaware
Galaxy Design & Printing,                       100%  /6/               Maryland - commercial printing
  Inc.
Galaxy Registration, Inc.                       100%  /2/               Maryland - convention registration
Galaxy Registration, LLC                         99%  /10/              Delaware
G.E.M. Communications, Inc.                     100%  /2/               Oklahoma - gaming media services
G.E.M. Gaming, LLC                               99%  /10/              Delaware
G.E.M. Nevada, LLC                               99%  /10/              Nevada
M-B Creative, Inc.                              100%  /7/               New York - inactive
National Employment                             100%  /2/               Oklahoma - employment screening
  Screening Services, Inc.
New York Community                              100%  /3/               New York - inactive
  Newspapers, Inc.
South Jersey Shopper, Inc.                      100%  /9/               New Jersey - inactive
Transportation                                  100%  /5/               Oklahoma - information services
  Communications Services,
  Inc.
T/SF Europe, Inc.                               100%  /8/               Oklahoma - inactive
T/SF Holdings, LLC                               99%  /11/              Delaware
T/SF Investment Co.                             100%  /3/               Delaware - holding company
T/SF New Jersey, Inc.                           100%  /3/               New Jersey - inactive
T/SF New York, Inc.                             100%  /3/               New York - inactive
T?SF of Nevada, Inc.                            100%  /2/               Nevada - gaming conference and
                                                                        trade show
T/SF Operating, LLC                              99%  /10/              Delaware
Transportation Information                      100%  /2/               Oklahoma - motor vehicle reports,
  Services, Inc.                                                        truck driver employment
                                                                        information and pre-employment
                                                                        screening
Tulsa Tribune Company                           100%  /2/               Delaware - inactive

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/1/ Owned by G.E.M. Communications, Inc.
/2/ Owned by T/SF Investment Co.
/3/ Owned by T/SF Communications Corporation.
/4/ Owned by Atwood Convention Publishing, Inc.
/5/ Owned by Transportation Information Services, Inc.
/6/ Owned by Galaxy Registration, Inc.
/7/ Owned by T/SF New York, Inc.
/8/ Owned by T/SF of Nevada, Inc.
/9/ Owned by T/SF of New Jersey, Inc.
/10/ Owned by T/SF Holdings, LLC
/11/ Owned indirectly through various subsidiaries
/12/ Owned by Atwood Publishing, LLC